Exhibit 99.3
MODIFICATION
     NewBridge Bancorp (formerly LSB Bancshares, Inc. and herein the “Company”) and H. Franklin Sherron, Jr. (“Executive”) hereby agree that the period within which Executive may exercise each option to acquire shares of the Common Stock of the Company granted to him and now vested shall be modified to extend to the expiration date of such option. Executive acknowledges and agrees that any option which was granted as an “incentive stock option” will thereby become a “non-qualified option” for applicable income tax purposes.
     This the 30th day of September, 2007.

NEWBRIDGE BANCORP

By:

Pressley A. Ridgill President

H. Franklin Sherron, Jr.

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